UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2009

Intellicheck Mobilisa, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Otto Street, Port Townsend, WA	98368
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 344-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Intellicheck Mobilisa, Inc (the “Company”) is filing this Form 8-K to report that as of December 23, 2009, John Lange has resigned from his position as General Counsel of the Company to become Associate General Counsel, Kindle Content at Amazon.com.  Mr. Lange did not resign due to any disagreements on any matter relating to the Company’s operations, policies or practices.  “The opportunity to work with Amazon.com was not something that I expected.  I was not looking for a new job, and will certainly miss all the people that I have worked with at Intellicheck Mobilisa,” said Mr. Lange.

Nelson Ludlow, CEO of the Company, stated “We thank John for all of his valuable contributions to the Company.  While we will miss John, we have a plan in place to ensure a seamless transfer of our active projects including new contracts, intellectual property protection, and litigation to outside counsel.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICHECK MOBILISA, INC.

By:	/s/ Peter J. Mundy
Name: Peter J. Mundy
Title: Chief Financial Officer

Dated:  December 24, 2009